                                 EXHIBIT 99.1



                 VIRATA REPORTS FISCAL FOURTH QUARTER RESULTS

SANTA CLARA, Calif., April 25, 2001 - Virata(R) Corporation [Nasdaq: VRTA] today reported results for its fiscal 2001 fourth quarter ended April 1, 2001. Revenues for the fourth quarter were $19.4 million, an increase of 60.9 percent over net revenues for the fourth fiscal quarter of 2000; and a decrease of 47.7 percent over revenues of $37.0 million for the third fiscal quarter 2001.

     "Towards the end of the fiscal fourth quarter, we began to see signs that the build-up of inventory in the channel was easing as service providers committed further DSL deployments in high-growth areas, such as Asia," said Charles Cotton, CEO of Virata. "While our visibility on Virata's future revenues and earnings remains low and our semiconductor inventory is above target levels, we believe this new demand will help stabilize our business and is consistent with projections for healthy growth in DSL deployments for calendar 2001."

Quarter Highlights

 .    Virata announced that Toshiba had selected its Beryllium(TM) processor for the new Toshiba Mobile Office Solution. This win validates the success of Virata's Beryllium processor, represents Virata's first major win in the growing Japanese market, and marks Virata's first major win with a strategic, high-caliber PC OEM.

 .    Virata launched its next generation Helium(TM) ADSL processors, the Helium
     200 and Helium 210 chips. After only one week of providing Helium 210 reference designs to its customer base, Virata had secured more than 50 customer commitments to design these new parts into future products.

 .    Virata unveiled its Aluminum(TM) 200 G.shdsl chipset, which provides the highest data rates, longest DSL reach and lowest power consumption compared to competitive solutions. The chipset is fully integrated with the Helium family of communications processors and software, which enables Virata to deliver all the complex components required for the design of SHDSL CPE equipment.

 .    At the CES show in Las Vegas, Virata's self-installation technology received overwhelming response from customers. These demonstrations show cased how Virata's solutions enable CPE products to be customer-installed and customer-maintained, thereby helping to speed DSL rollouts and reduce service provider costs. As self-installation technology will be a key element advancing the rate of worldwide DSL deployments, Virata is well positioned by being one of the first companies to incorporate this technology into its product offerings.

Financial Results Detailed

     Excluding amortization of purchased intangible assets, UK National Insurance Contribution on stock options, and stock compensation expense, Virata reported an as-adjusted net loss of $14.2 million, or $0.23 per pro forma basic and diluted share for the fourth fiscal quarter; compared with a $1.3 million as-adjusted net loss for the same quarter one year ago, or a loss of $0.03 per pro forma basic and diluted share. The fourth quarter 2001 results include a $7 million inventory provision, in keeping with the company's policy to make such provisions when semiconductor inventory exceeds current backlog. The company reported a GAAP net loss of $42.0 million or $0.67 per basic and diluted share for the fourth fiscal quarter of 2001. Net loss for the same quarter one year ago was $15.2 million or $0.35 per basic and diluted share.

     Revenues for the fiscal year ended April 1, 2001 were $126.3 million, an increase of 480 percent over revenues of $21.8 million for the fiscal year ended April 2, 2000. Excluding write-off of acquired in-process research and development, amortization of purchased intangible assets, stock compensation expense and UK National Insurance Contribution on stock options, Virata reported an as-adjusted net loss of $2.0 million, or $0.03 per pro forma basic and diluted share, for the fiscal year ended April 1, 2001, compared with a $10.9 million as-adjusted net loss, or a loss of $0.33 per pro forma basic and diluted share for the fiscal year ended April 2, 2000. For the fiscal year ended April 1, 2001, inventory provisions taken as part of the company's policy totaled $11 million. GAAP net loss per basic and diluted share was $2.98 for the fiscal year ended April 1, 2001 compared to a net loss per basic and diluted share of $1.40 for the fiscal year ended April 2, 2000.

About Virata

     Virata provides communications software and semiconductors to manufacturers of DSL, wireless, satellite, and other broadband networking equipment. Virata's suite of processor-independent software products provide developers with complete, field-proven implementations of networking functions, including ATM, MPLS, and web servers, removing the need to write and validate new software code.

     Virata also pre-integrates its extensive suite of communications software with its powerful and cost-effective communications processors to create Integrated Software on Silicon (ISOS) products. These ISOS solutions assist customers in developing a diverse range of broadband wireless and wireline equipment including DSL modems, gateways, routers, and integrated access devices targeted at the voice and high-speed data network access and customer premises markets. Virata's products also help equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.

     Virata is a principal member of the ATM Forum, Bluetooth SIG organization, the DSL Forum, HomePNA, ITU, MPLS Forum, OpenDSL consortium and UPnP Forum. A publicly traded company on the Nasdaq Stock Market, Virata was founded in 1993 and is headquartered in Santa Clara, California. For more information, please visit www.virata.com.

                                      ###

Virata is a registered trademark and Helium, Beryllium, Aluminum, ISOS and Integrated Software on Silicon are trademarks of Virata Corporation. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.


Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially. Due to increasing uncertainties in the company's market, the company's degree of visibility on future revenues and earnings and associated confidence level in forecast information is less than in past quarters. Factors that might cause a difference include, but are not limited to, those relating to general business and economic conditions, evolving industry standards, the pace of development and market acceptance of our products, those of our customers and the DSL market generally, the rate of DSL deployments, commercialization and technological delays or difficulties, changes in customer order patterns and the product volume of such orders, the financial condition of our customers, risks of customer loss, the impact of competitive products and technologies, competitive pricing pressures, manufacturing availability and risks, dependence on third party suppliers, the uncertainties associated with international operations, the possibility of our products infringing patents and other intellectual property of third parties, risks due to limited protection of our intellectual property, product defects, costs of product development, our ability to attract and retain employees, the company's ability to extract value from acquisitions, manufacturing and government regulation and other risk factors listed from time to time in the reports and other documents Virata files with the Securities and Exchange Commission,
including without limitation, the report on Form   10-Q for the quarter ended
December 31, 2000. Virata assumes no obligation to revise or update the forward-looking statements contained in this press release to reflect events or circumstances after the date hereof.



Virata Contacts:    Kelly Karr (PR)     James Fraser, CFA
----------------
                    408-566-1026        Director of Investor Relations
                    kkarr@virata.com    408-342-2763
                                        jfraser@virata.com

                              VIRATA CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEET
                           (in thousands, unaudited)


                                                                      April 1,          April 2,
                                                                        2001              2000
                                                                     ----------        ---------
ASSETS
Current assets:
     Cash and cash equivalents                                       $  321,923        $  60,193
     Short-term investments                                             166,007           18,006
     Accounts receivable, net                                            14,093            7,524
     Inventories                                                         19,664              409
     Other current assets                                                 4,647            2,895
                                                                     ----------        ---------
          Total current assets                                          526,334           89,027

Property and equipment, net                                              15,881            3,222
Intangible assets, net                                                  346,947           89,113
Long-term investments                                                     9,640               --
Other assets                                                              6,095               --
                                                                     ----------        ---------
          Total assets                                               $  904,897        $ 181,362
                                                                     ==========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                $   10,167        $   4,887
     Accrued liabilities                                                  2,372            3,484
     Accrued employee benefits                                            4,591            2,555
     Accrued National Insurance Contribution on options                   6,945            4,471
     Deferred revenue                                                     3,809            2,215
     Capital lease obligations, current                                   1,351              784
                                                                     ----------        ---------
          Total current liabilities                                      29,235           18,396

Capital lease obligations, long-term                                      1,367            1,178
Other long-term liabilities                                                 311               --
                                                                     ----------        ---------
          Total liabilities                                              30,913           19,574

Stockholders' equity:
     Common stock                                                            63               47
     Additional paid-in capital                                       1,136,581          238,833
     Accumulated other comprehensive income                                 752              335
     Unearned stock compensation                                        (14,900)            (691)
     Accumulated deficit                                               (248,512)         (76,736)
                                                                     ----------        ---------
          Total stockholders' equity                                    873,984          161,788
                                                                     ----------        ---------
          Total liabilities and stockholders' equity                 $  904,897        $ 181,362
                                                                     ==========        =========

                              VIRATA CORPORATION
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (in thousands, except per share data, unaudited)

                                                      Three Months Ended              Twelve Months Ended
                                                    April 1,       April 2,         April 1,       April 2,
                                                      2001           2000             2001           2000
                                                    ---------      ---------        ---------      ---------
Revenues:
 Semiconductor                                      $  15,132      $   8,118        $ 102,765      $  14,041
 License                                                2,013          2,195           14,916          3,717
 Services and royalty                                   2,119            609            6,122          1,724
 Systems                                                   92          1,109            2,470          2,295
                                                    ---------      ---------        ---------      ---------
  Total revenues                                       19,356         12,031          126,273         21,777
                                                    =========      =========        =========      =========
Cost of revenues:
 Semiconductor                                         16,450          6,051           72,523          9,651
 License                                                   12            107              687            107
 Services and royalty                                     112            217            1,172            701
 Systems                                                   84            174            1,296            780
                                                    ---------      ---------        ---------      ---------
  Total cost of revenues                               16,658          6,549           75,678         11,239
                                                    =========      =========        =========      =========
 Gross profit                                           2,698          5,482           50,595         10,538
                                                    ---------      ---------        ---------      ---------
Operating expenses:
 Research and development                              12,070          4,156           34,626         12,331
 Selling and marketing                                  6,206          2,262           22,168          5,350
 General and administrative                             5,992          2,196           19,549          5,976
 National Insurance Contribution on options              (881)         4,471            3,323          4,471
 Amortization of intangible assets                     27,606          3,944           81,995          4,497
 Amortization of stock compensation                       994            196            3,423            907
 Acquired in-process research and development              --          5,324           81,062          5,324
                                                    ---------      ---------        ---------      ---------
  Total operating expenses                             51,987         22,549          246,146         38,856
                                                    ---------      ---------        ---------      ---------
Loss from operations                                  (49,289)       (17,067)        (195,551)       (28,318)
Interest and other income, net                          7,322          1,866           23,775          2,210
                                                    ---------      ---------        ---------      ---------
Net loss                                            $ (41,967)     $ (15,201)       $(171,776)     $ (26,108)
                                                    =========      =========        =========      =========

Basic and diluted net loss per share                $   (0.67)     $   (0.35)       $   (2.98)     $   (1.40)
                                                    =========      =========        =========      =========
Weighted average common shares - basic and diluted     62,423         43,848           57,714         18,672
                                                    =========      =========        =========      =========

Adjusted basic and diluted net loss per share (A)   $   (0.23)     $   (0.03)       $   (0.03)     $   (0.33)
                                                    =========      =========        =========      =========
Pro forma weighted average common shares - basic
  and diluted (B)                                      62,423         43,848           57,714         33,198
                                                    =========      =========        =========      =========


(A) Adjusted net loss per share excludes the National Insurance Contribution on options, amortization of intangible assets, amortization of stock compensation, and acquired in-process research and development charges. Total charges of $27,719 and $13,935 were excluded for the three month periods ended April 1, 2001 and April 2, 2000, respectively. Total charges of $169,803 and $15,199 were excluded for the twelve month periods ended April 1, 2001 and April 2, 2000, respectively.

(B) Pro forma basic and diluted weighted average common shares assume that the conversion of the outstanding shares of convertible preferred stock into common stock that occurred upon the closing of the initial public offering occurred as of the beginning of the twelve month period ended April 2, 2000.